UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6I(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240. 14a-12

Reborn Coffee, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Reborn Coffee, Inc.
580 N. Berry Street,
Brea, California 92821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 24, 2024 at 10:00am Eastern

TO THE STOCKHOLDERS OF REBORN COFFEE, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Reborn Coffee, Inc. (“Reborn,” “we,” “us,” “our,” and the “Company”) will be held on October 24, 2024, at 10:00am, at the offices of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, for the purposes of considering and acting on the following items:

1.      To elect six (6) persons to our Board of Directors, each to hold office until the 2025 annual meeting of stockholders or until their respective successors shall have been duly elected or appointed and qualify;

2.      To ratify the appointment of BCRG Group as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.      To approve the issuance of shares of our Common Stock to YA II PN, LTD. (“Yorkville”), pursuant to the Convertible Promissory Note (the “Note”) and related warrant (the “Warrant”) issued on May 20, 2024, in excess of the Exchange Cap (as defined in the Note) in accordance with Nasdaq Listing Rule 5635;

4.      Such other related matters and business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement includes information relating to these proposals.

Only holders of record of our Common Stock, as of the close of business on September 23, 2024, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The holders of at least a majority of our outstanding shares of voting stock entitled to vote and present in person or by proxy are required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. If you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,
/s/ Farooq M. Arjomand
Farooq M. Arjomand
Chairman of the Board Of Directors

September 27, 2024

Brea, California

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

Reborn Coffee, Inc.
580 N. Berry Street,
Brea, California 92821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 24, 2024 at 10:00am Eastern

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Reborn Coffee, Inc., a Delaware corporation (“Reborn,” “we,” “us,” “our,” and the “Company”), for use at the Annual Meeting of Stockholders to be held on October 24, 2024, at 10:00am eastern, at the office of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy cards are being mailed to stockholders on or about September 27, 2024.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 24, 2024:    The Proxy Statement and the Annual Report to Stockholders are available at https://reborncoffee.net/. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed via our website before voting.

Solicitation and Voting Procedures

Solicitation.    The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our shares entitled to vote at the Annual Meeting. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy cards to vote their shares in the following manner:

•        by mail, by marking the enclosed proxy card(s) applicable to you as the holder of shares of our Common Stock, par value $0.0001 per share (“Common Stock”), signing and dating it, and returning it in the postage-paid envelope provided;

•        by telephone, using any touch-tone telephone to transmit your voting instructions by calling the number specified on your proxy card. Stockholders voting by telephone need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock; and

•        through the Internet, which we encourage if you have Internet access, at the address shown on your proxy card. Stockholders voting by the Internet need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock.

Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Stephan Kim, the Chief Financial Officer of Reborn Coffee, Inc., at 580 N. Berry Street, Brea, CA 92821, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

Voting Procedure.    The presence at the Annual Meeting of a majority of our outstanding shares of voting stock entitled to vote and represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on September 23, 2024, has been fixed as the record date (the “Record Date”) for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.

As of the Record Date, there were 2,683,490 shares of Common Stock outstanding, which shares were entitled to an aggregate of 2,683,490 votes at the Annual Meeting. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2, and 3 as applicable.

Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1. Abstentions will have the effect of being cast “against” Proposal Nos. 2 and 3, but broker non-votes will have no effect on such proposal.

A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that all proposals in this proxy statement, other than the ratification of the independent registered public accounting firm (Proposal No. 2) are non-routine proposals; therefore, your broker, bank or other agent will only be entitled to vote on Proposal No. 2 at the Annual Meeting without your instructions.

Stockholders do not have cumulative voting rights in the election of directors.

Vote Required.

For the election of directors (Proposal No. 1), the nominees who receive a plurality of votes from the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected.

For the approval of the ratification of our independent registered public accounting firm (Proposal No. 2), and the approval of the issuance of our shares of Common Stock to YA II PN, LTD. (“Yorkville”), pursuant to the Convertible Promissory Note (the “Note”) and related warrant (the “Warrant”) issued on May 20, 2024, in excess of the Exchange Cap (as defined in the Note) (Proposal No. 3), the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Householding.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821, phone: (714) 784-6369, Attention: Chief Financial Officer. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws (the “Bylaws”) provide that the Board of Directors of our Company shall consist of not less than three (3) members and not more than eleven (11) members, as fixed by the Board of Directors. Currently, the Board of Directors consists of six (6) members.

At the Annual Meeting, six (6) directors are to be elected to serve until the 2025 annual meeting of our stockholders or until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors has nominated each of the persons listed below for election to the Board of Directors at the Annual Meeting. Each of the director nominees is currently a member of our Board of Directors.

Name	Age	Position	Director Since
Farooq M. Arjomand(1)(2)	66	Chairman of the Board of Directors	2018
Jay Kim	62	Chief Executive Officer and Director	2014
Dennis R Egidi	74	Vice Chairman and Director	2020
Sehan Kim(1)(2)	69	Director	2015
Andy Nasim(1)(2)	43	Director	2023
Jennifer Tan	56	Director	2023

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(1)      Member of Audit Committee.

(2)      Member of Compensation Committee.

Board Diversity Matrix (As of June 30, 2024)

Total Number of Directors: 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	3	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws.

Nominees

Jay Kim.    Mr. Kim has served as our Chief Executive Officer since our inception in 2014. On July 1, 2007, Mr. Kim previously founded Wellspring Industry, Inc., which created the yogurt distribution company “Tutti Frutti” and the bakery-café franchise “O’My Buns.” Tutti Frutti grew to approximately 700 agents worldwide that offered self-serve frozen yogurt. Mr. Kim sold the majority ownership of Wellspring to group of investors in 2017 to focus his efforts on Reborn Coffee.

Prior to beginning Wellspring, Mr. Kim was the owner of Coffee Roasters in Riverside, California from 2002 to 2007. Mr. Kim worked as the project manager for JES Inc., based in Brea, CA from 1997 to 2002 where he coordinated and managed environmental engineering projects. Mr. Kim worked as a Senior Process Engineer for Allied Signal Environment Catalyst in Tulsa, Oklahoma, from 1992 to 1997 where he coordinated and implemented projects related to plant productivity. He also acted as the leader in start-up plant to be based in Mexico for Allied Signal. From 1988 to 1992 Mr. Kim worked as the plant start-up engineer for Toyota Auto Body Inc.

Mr. Kim has a B.S, in Chemical Engineering from California State University at Long Beach and followed a Chemical office basic at US Army Chemical School in 1988. He was commissioned 1st. LT. of the US Army in 1986 and retired from the US Army in 1988.

Farooq M. Arjomand.    Farooq Arjomand has served as the Chairman of the Board of Directors of Reborn Global since January 2015, and took over as the Chairman of the Board of Reborn Coffee Inc. on May 7, 2018. In 1984, he started his career as a banker with HSBC and gained experience across all departments — namely, private banking, corporate finance, trade services, and investment banking. During his stint with HSBC, he also became the founding member of Amlak Finance & Emmar Properties in 1997. Mr. Arjomand founded the Arjomand Group of companies in 2000 and has served as chief executive officer since that company’s inception. Based in Dubai, the Arjomand Group conducts various activities including real estate, manufacturing, trades, financial activities and aviation across the GCC, Asia, Europe and the US.

Mr. Arjomand has also served as the Chairman of DAMAC Properties, a leading developer in the Middle East and as a board member of Al Ahlia Insurance Company BSC, Bahrain. Mr. Arjomand also serves as Managing Partner of Barakat Group. Barakat Group has been involved in the manufacturing of juices and food stuffs for the past 30 years. Mr. Arjomand is a citizen of the United Arab Emirates. He graduated with a Business Management degree from Seattle Pacific University in Seattle, Washington.

Mr. Arjomand possesses extensive expertise and experience in financial management, making him qualified to serve as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations.

Dennis R. Egidi.    Mr. Egidi is a licensed real estate broker in the State of Illinois. Additionally, Mr. Egidi was awarded the CPM® designation through the Institute of Real Estate Management. He holds a bachelor’s degree in civil engineering and attended graduate school in Civil Engineering at the University of Detroit.

Mr. Egidi joined Reborn Coffee Inc. as a Director and the Vice Chairman of the Board of Directors in June of 2020. Mr. Egidi formed DRE, Inc., an Illinois real estate development company in 1993, developing over 30 affordable housing projects in Illinois, Ohio, Indiana, Iowa, and California, totaling approximately 5,000 units. Today, he continues to serve as President of DRE, Inc., and acts as Managing General Partner of 15 limited partnerships, of which 5 have been redeveloped over the past 5 years.

In addition, Mr. Egidi served as President and Chairman of the board of Promex Midwest, a real estate property management firm. He has been involved in all phases of management in the commercial, residential and industrial building fields in the Midwest. Mr. Egidi has extensive knowledge and experience in the construction industry, having served as Executive Vice President and Chief Estimator for Corbetta Construction Company of Illinois, and then for Contractors and Engineers, Inc. During his 25 years of experience in the construction industry, he was involved in all types of projects ranging from multifamily housing, historical rehabs, high-rise office buildings and shopping centers.

Mr. Egidi also has experience in the food service industry having developed fast food pizza stores in central Illinois under the Rocky Rococo brand in the 1980s. He was also a principal partner in Cookie Associates of Houston, Texas. Cookie Associates owned and operated 34 “Great American Cookie” stores and kiosks in the Houston market. Most recently, Mr. Egidi, as a principal of TF Investors LLC, was a franchisor of eight Tutti Frutti Frozen Yogurt franchises located in France and England.

Andy Nasim.    Mr. Nasim graduated with a Bachelor of Science in Business with Information Technology from Staffordshire University, United Kingdom. He commenced his career in 2002 as a business development manager with Kenanga Capital Sdn Bhd; the stockbroking lending division of Kenanga Investment Bank Berhad where he drove the credit business of corporate banking, equity financing and development of financing solutions through various structured financing products and Islamic trade financing. He then became Head of Kenanga Private Equity division in 2010 where he was involved in strategic offshore merger and acquisition for the group. He obtained extensive experience in the capital markets and financial services operations. In 2012, he established Europe’s first Tutti Frutti Frozen Yogurt flagship outlet in London which led to the international expansion of the brand. From January 2017 to present, Mr. Nasim has served as CEO/Executive Director of the Wellspring Group; a company which owns the global trademark of world renowned Tutti Frutti Frozen Yogurt brand. He oversees strategic planning and international brand expansion for Wellspring.

Jennifer Tan.    Ms. Tan has over 30 years’ experience as a global entrepreneur in diversified businesses in the U.S., Europe and Asia. Since 2020, she has served as Chief Executive Officer of Hawaii Volcano Tea LP, a tea farm with multiple locations in the Volcano area of Hawaii Island. From 2009 to 2019, Ms. Tan served as Managing Director of Tutti Frutti (China) Limited, developing and executing marketing plans for Tutti Frutti Frozen Yogurt stores on both corporate-owned and franchise retail stores in China, Hong Kong and Macau. From 1997 to 2001, she served as the Managing Director of International Golf & Yacht Club (Hong Kong) Limited and Mass Star Development Limited.

The above information is submitted concerning the nominees for election as directors based upon information received by us from such persons.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of our Common Stock as of September 23, 2024 (the “Determination Date”) by: (i) each current director of our company and each director nominee; (ii) each of our Named Executive Officers (“NEOs”); (iii) all current executive officers and directors of our company as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our Common Stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Determination Date, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of the Determination Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 2,683,490 shares of Common Stock outstanding as of the Determination Date. Unless otherwise indicated, the business address of each person in the table below is c/o Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821. No shares identified below are subject to a pledge.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
Jay Kim, Chief Executive Officer and Director	410,834	15.3%
Stephan Kim, Chief Financial Officer	87,190	3.3%
Farooq M. Arjomand, Chairman of the Board	456,082	17.0%
Dennis R. Egidi, Vice Chairman of the Board	155,350	5.8%
Sehan Kim, Director	47,786	1.8%
Andy Nasim, Director	—	—
Jennifer Tan, Director	—	—
All directors, directors nominees and executive officers as a group (7 persons)	1,157,242	43.1%

____________

(1)      A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

Biographical Information Concerning Executive Officers

Biographical information concerning our Chief Executive Officer, who also serves as a member of our Board of Directors, is set forth above. Biographical information concerning our Chief Financial Officer is set forth below.

Stephan Kim is our Chief Financial Officer. Mr. Kim has served as our full-time Chief Financial Officer since June 26, 2022. Prior to joining Reborn Coffee, Mr. Kim provided professional accounting and tax consulting services for nearly 20 years to various clients in the consumer retail, healthcare, industrial manufacturing, and technology industries, including public accounting and tax consulting services under his own practice since 2011. Throughout his career as a public accountant, controller and banker in the US and South Korea, Mr. Kim has obtained broad and in-depth expertise on international accounting, finance, taxes and Sarbanes-Oxley 404 compliance. Mr. Kim graduated from Sogang University in South Korea with a B.A. in Sociology and Business in 2002 and earned a Master’s degree in Professional Accountancy from Indiana University in 2005. Mr. Kim began his career in 2002 as a banker with Shinhan Bank in South Korea. From 2005 to 2010, Mr. Kim was an Audit Manager at KPMG, Los Angeles office.

Director’s Qualifications

In selecting a particular candidate to serve on our Board of Directors, we consider the needs of our Company based on particular experiences, qualifications, attributes and skills that we believe would be advantageous for members of our Board of Directors to have and that would qualify such candidate to serve on our Board of Directors given our business profile and the environment in which we operate. The table below sets forth such experiences, qualifications, attributes and skills, and identifies the ones that each director nominee possess.

Attributes	Farooq M. Arjomand	Jay Kim	Sehan Kim	Dennis Egidi	Andy Nasim	Jennifer Tan
Financial Experience	x	x	x	x	x	x
Public Board Experience		x		x
Industry Experience		x	x	x	x	x
Scientific Experience		x	x
Commercial Experience	x	x	x	x	x	x
Corporate Governance Experience	x	x	x	x	x	x
Capital Markets Experience	x	x		x	x	x
Management Experience	x	x	x	x	x	x

Arrangements Regarding Director Nominations

There are no arrangements regarding the nomination of our directors.

Family Relationships

There are no familial relationships between any of our executive officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Independence of the Board of Directors

The Board of Directors utilizes Nasdaq’s standards for determining the independence of its members. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that the following four (4) director nominees, namely Farooq M. Arjomand, Sehan Kim, Andy Nasim, and Jennifer Tan, are independent directors within the meaning of the Nasdaq independence standards. In making these independence determinations, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Meetings of the Board of Directors

The Board of Directors held 4 meetings during our 2023 fiscal year. During our 2023 fiscal year, each member of our Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors that were held during the time that they served as members of the Board of Directors. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend our annual meetings and expect such attendance except in the event of extraordinary circumstances.

Committees of the Board of Directors

The Board of Directors has established and currently maintains the following two standing committees: the Audit Committee and the Compensation Committee.

Currently, the Audit Committee consists of Farooq Arjomand (Chair), Andy Nasim and Sehan Kim, and the Compensation Committee consists of Andy Nasim (Chair), Farooq Arjomand and Sehan Kim. It is anticipated that, following the Annual Meeting, the committee members will remain the same. During the 2023 fiscal year, the Audit Committee held 2 meeting and the Compensation Committee held 2 meeting. Each member of the Board of Directors attended at least 75% of the meetings that were held during the periods when they served as members of such committee.

Audit Committee.    The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of financial statements, our compliance with applicable legal and regulatory requirements, the integrity of our financial reporting processes including its systems of internal accounting and financial controls, the performance of our internal audit function and independent auditor and our financial policy matters by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes action as it deems necessary to satisfy itself that the accountants are independent of management. Mr. Arjomand, Mr. Nasim, and Mr. Sehan Kim meet the definition of “independent directors” for the purposes of serving on an Audit Committee under applicable SEC and Nasdaq Stock Market rules, and we are in compliance with these independence requirements. In addition, Mr. Arjomand qualifies as our “audit committee financial experts,” as such term is defined in Item 407 of Regulation S-K.

In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•        understands generally accepted accounting principles and financial statements;

•        is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•        has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

•        understands internal controls over financial reporting; and

•        understands audit committee functions.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at https://www.reborncoffee.net/corporate-governance/governance-documents/.

Compensation Committee.    The Compensation Committee oversees our overall compensation structure, policies and programs, and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations and reviews and recommends to the Board of Directors any employment-related agreements, any proposed severance arrangements or change in control or similar agreements with these officers. The Compensation Committee also grants stock options and other awards under our stock plans. The Compensation Committee will review and self-evaluate, at least annually, the performance of the Compensation Committee and its members and the adequacy of the charter of the Compensation Committee.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available at https://www.reborncoffee.net/corporate-governance/governance-documents/.

Selection of Board Candidates

Our Board of Directors does not have a nominating committee that nominates candidates for election to our Board of Directors. That function is performed by our Board of Directors. Each member of our Board of Directors participates in the consideration of director nominees. Our Board of Directors believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. Our Board of Directors believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee, and saves time for directors who would serve on a nominating committee if it were established. As there is no nominating committee, there is no nominating committee charter.

At least a majority of our independent directors participate in the consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the Nasdaq listing standards. After discussion and evaluation of potential nominees, the full Board of Directors selects the director nominees.

In selecting candidates for the Board of Directors, the Board of Directors begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Board of Directors will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Board of Directors will solicit recommendations for nominees from persons whom the Board believes are likely to be familiar with qualified candidates, including members of our Board of Directors and our senior management. The Board of Directors may also engage a search firm to assist in the identification of qualified candidates. The Board of Directors will review and evaluate those candidates whom it believes merit serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Board of Directors may solicit the views of management and other members of the Board of Directors, and may conduct interviews of proposed candidates.

The Board of Directors generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Board of Directors will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of our stockholders. In addition, the Board of Directors requires that all candidates have no interests that materially conflict with our interests and those of our stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing us and have adequate time to devote to service on the Board of Directors.

The Board of Directors will consider stockholder recommendations for nominees to fill director positions, provided that the Board of Directors will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees as required by our Bylaws, to our Secretary following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for a nominee for directorship submitted by a stockholder to be considered, such recommendation must be received by the Secretary by the time period set forth in our most recent proxy statement for the submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. The Secretary shall then deliver any such communications to the Chairman of the Board of Directors. The Board of Directors will evaluate stockholder recommendations for candidates for the Board of Directors using the same criteria as for other candidates, except that the Board of Directors may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is committed to promoting our effective independent governance. Our Board of Directors believes it is in the best interests of the stockholders and the company for the Board of Directors to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our Board of Directors, based on the best interests of the company considering the circumstances at the time.

The leadership structure of the Board of Directors currently consists of a Chairman of the Board of Directors who oversees the Board of Directors meetings and a Vice Chairman of the Board of Directors. We currently have two different people holding the roles of Chairman of the Board of Directors and Chief Executive Officer in recognition of the differences between the two roles. Our Board of Directors believes this division of responsibility is an effective approach for addressing the risks we face and increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the company and its stockholders. We have determined that the leadership structure of our Board of Directors has permitted our Board of Directors to fulfill its duties effectively and efficiently and is appropriate given the size and scope of our company and its financial condition.

Our Board of Directors and the Audit Committee thereof is responsible for overseeing the risk management processes on behalf of our company. The Board of Directors and, to the extent applicable, the Audit Committee, receive and review periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our company’s assessment of risks. Where applicable, the Audit Committee reports regularly to the full Board of Directors with respect to risk management processes. The Audit Committee and the full Board of Directors focus on the most significant risks facing our company and our company’s general risk management strategy, and also ensure that risks undertaken by our company are consistent with the Board of Director’s appetite for risk. While the Board of Directors oversees the risk management of our company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board of Directors leadership structure supports this approach.

Stockholder Communications

All stockholder communications must: (i) be addressed to our Secretary or Board of Directors at our address; (ii) be in writing in print and delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for the entire Board of Directors, a committee thereof, or the independent directors; (v) if the communication relates to a stockholder proposal or director nominee, the name and address of the stockholder, the class and number of shares held by the stockholder, a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of our capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of our stock; provided that we will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include all other information as required by our Bylaws, including without limitation, appropriate biographical information of the candidate.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Secretary shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the Chief Executive Officer, the chairman of the applicable committee, or to each of the independent directors, as the case may be.

The Chief Executive Officer may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to the independent directors, the Chief Executive Officer may not copy any member of management in forwarding such communications. In addition, the Chief Executive Officer may, in his sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient and any such correspondence may be forwarded elsewhere in our company for review and possible response.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Party Transactions

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2021 to which we were a party or will be a party, in which:

•        the amounts involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related party” and collectively, “related parties”), had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under the section titled “Executive and Director Compensation.”

We had the following related party transactions:

•        Loan Payable to Director (December 2016 — $1,489,809 non-bearing interest loan) — On December 2016, we received a non-bearing interest loan from Farooq Arjomand, the Chairman of our Board of Directors. In September 2021, this note was converted into 31,296 shares of Common Stock.

•        Loan Payable to Director (May 2021 — $250,000 non-bearing interest loan) — In May 2021, we received a non-bearing interest loan from Dennis Egidi, a member of our Board of Directors. In September 2021, this note was converted into 9,000 shares of Common Stock.

•        Loan Payable to Director (May 2022 — $150,000 loan bearing 5% interest) — In May 2022, we entered into a convertible note agreement with an entity controlled by Dennis Egidi, a member of our Board of Directors, for a period of up to one year from the date of the note. In connection with our initial public offering, the note was converted into shares of Common Stock at a conversion rate determined by our valuation and capitalization at the time of the initial public offering.

•        Loan Payable to Director (June 2023 — $1,000,000 loan bearing a variable interest rate) — In June 2022, we entered into a debt agreement with an entity controlled by Dennis Egidi, a member of our Board of Directors. In November 2023, the outstanding debt was exchanged for 1,666,667 shares of Common Stock.

•        Subscription Agreement with Director (January 2024) — In January 2024, we entered into a securities subscription agreement with Farooq M. Arjomand, the chairman of our Board of Directors, pursuant to which we issued 1,666,667 shares of Common Stock for approximately $1,000,000 in gross proceeds.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed BCRG Group (“BCRG”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. BCRG has served as our independent registered public accounting firm since May 14, 2024.

During our two most recent fiscal years and the subsequent interim period through May 14, 2024, neither we nor anyone on our behalf consulted with BCRG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided that BCRG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We are not required to seek stockholder approval for the appointment of BCRG, however, the Audit Committee and the full Board of Directors believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Representatives of BCRG are not expected to be present at the Annual Meeting. However, we will provide contact information for BCRG to any stockholders who would like to contact the firm with questions.

Prior Audit Firms

Kreit & Chiu CPA LLP (“K&C”) (formerly known as Paris, Kreit & Chiu CPA LLP) served as our independent registered public accounting firm from 2020 to May 1, 2023. At such time, we amicably terminated the engagement of K&C, and such termination was approved by our Board of Directors and Audit Committee. The reports of K&C on our financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to our ability to continue as a going concern. During our two most recent fiscal years and the subsequent interim period through May 1, 2023, there were no disagreements with K&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of K&C, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During our two most recent fiscal years and the subsequent interim period through May 1, 2023, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

BF Borgers CPA PC (“BF Borgers”) served as our independent registered accounting public firm from May 1, 2023 to May 7, 2024. At such time, we terminated the engagement of BF Borgers following the SEC’s order declaring that BF Borgers is not permitted to appear or practice before the SEC for reasons described in the SEC’s Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933, Sections 4C and 21C of the Securities Exchange Act of 1934 and Rule 102(e) of the SEC’s Rules of Practice, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated May 3, 2024. During the fiscal year ended December 31, 2023, and the subsequent interim period through May 7, 2024, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to such disagreements in its audit reports. During the fiscal year ended December 31, 2023, and the subsequent interim period through May 7, 2024, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Billed to the Company in fiscal years 2023 and 2022

The following table sets forth the fees billed to us by our former principal auditor, K&C, for professional services rendered during the fiscal years ended December 31, 2022 and our former principal auditor, BF Borgers, for professional services rendered during the fiscal years ended December 31, 2023:

	31-Dec-23	31-Dec-22
Audit fees(1)	$85,000	$60,000
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—
Total fees	$85,000	$60,000

____________

(1)      Audit Fees — Audit fees consist of fees billed for the audit of our annual financial statements and the review of the interim consolidated financial statements.

(2)      Audit-Related Fees — These consisted principally of the aggregate fees related to audits that are not included Audit Fees.

(3)      Tax Fees — Tax fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

No fees have yet been billed by our current principal auditor, BCRG.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is also responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm was engaged by, and reports directly to, the Audit Committee.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO YORKVILLE PURSUANT TO THE NOTE AND/OR THE WARRANT, IN EXCESS OF THE EXCHANGE CAP

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d) (“Listing Rule 5635(d)”) of The Nasdaq Stock Market LLC (“Nasdaq”), for the issuance of up to $800,000 in shares of our Common Stock to Yorkville pursuant to the Note.

The information set forth in this Proposal No. 3 is qualified in its entirety by reference to the full text of the Note attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 22, 2024. Stockholders are urged to carefully read these documents.

Background

On May 20, 2024, we issued the Note in the original principal amount of $800,000 and related Warrant to purchase 175,000 shares (the “Warrant Shares”) of our Common Stock to EF Hutton YA Fund, LP (the “EF Hutton Fund”), a fund co-managed by Yorkville Advisors Global, LLC. EF Hutton Fund paid a purchase price of $720,000 to us for the Note and Warrant. In addition, we paid a $36,000 financial advisory fee paid to EF Hutton LLC. The Note was subsequently assigned by the EF Hutton Fund to Yorkville effective on July 25, 2024.

The Note accrues interest at an annual rate of 0%, however, the interest rate will increase to an annual rate of 18% upon the occurrence of an event of default. Beginning on August 15, 2024, and continuing on the same day of each successive calendar month thereafter, we are required to make installment payments on the Note until it is fully repaid or Yorkville has converted the outstanding balance into shares of Common Stock. We have failed to make the first payment that was due on August 15, 2024, and thus the May Note is accruing interest at the default rate of 18%. At any time, subject to certain ownership limitations, Yorkville may convert any portion of the outstanding and unpaid principal, interest, or other amounts outstanding under the Note into Common Stock at a price equal to $2.29 per share (as may be reduced to a variable price equal to 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately preceding a conversion, but not be lower than $1.00 per share). In addition, the Note grants us the right to redeem early a portion or all of the amount under the Note prior to its maturity or conversion at a 15% premium. The maturity date of the Note is May 20, 2025 although it may be extended at the option of Yorkville.

The Warrant is exercisable by Yorkville at any time after issuance until the date that is 60 months after the issuance date. The Warrant is exercisable into Warrant Shares at an exercise price of $2.29 per share, subject to adjustment as described in the Warrant. If a registration statement covering the resale of the Warrant Shares is not available by August 15, 2024, then Yorkville may exercise the Warrant in whole or in part on a cashless basis.

Pursuant to the Note, we agreed to, at any time after July 15, 2024 and upon written notice from Yorkville, file a registration statement within 30 days of such notice on Form S-3 or Form S-1 covering the resale by Yorkville of Common Stock underlying the Note.

The Note contains customary representations and warranties for the benefit of Yorkville. The representations, warranties and covenants contained in the Note were made only for purposes of the Note and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations. Additionally, while any amount remains outstanding on the Note, we have agreed not to effect any transaction involving a Variable Rate Transaction (as defined in the Note) and we granted Yorkville a right of first refusal on any financing transaction pursuant to which we propose to issue and sell our securities. Yorkville does not have the right to convert any portion of the Note to the extent that after giving effect to such conversion, Yorkville would beneficially own 4.99% of the number of Common Stock outstanding immediately after giving effect to such conversion or receipt of Common Stock as interest. The provisions of the 4.99% beneficial ownership limitation can be waived by Yorkville (but only as to itself) upon not less than 65 days prior notice to us.

Reasons for Proposal No. 3

Our Board of Directors has determined that the Note, the Warrant, and our ability to issue Common Stock to Yorkville pursuant to the Note and/or the Warrant is in the best interests of the Company and its shareholders because the Note and Warrant provided us with capital in exchange for the issuance of equity. Accordingly, we are seeking shareholder approval of Proposal No. 3 in order to comply with the terms of the Note, the Warrant, and Listing Rule 5635(d).

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Therefore, we are seeking stockholder approval to issue more than 20% of our outstanding Common Stock to Yorkville pursuant to the Note and/or the Warrant in compliance with Listing Rule 5635(d). In addition, we are seeking stockholder approval for waiver of the “Exchange Cap” limitation in the Note.

Potential Consequences if Proposal No. 3 is Not Approved

If the shareholders do not approve Proposal No. 3, we will be unable to issue shares of Common Stock in excess of the Exchange Cap to Yorkville upon the receipt of a notice of conversion pursuant to the Note or notice of exercise of the Warrant, thereby requiring us to repay the Note in cash at its maturity. Accordingly, if shareholder approval of Proposal No. 3 is not obtained, we may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. Our ability to successfully implement our business plans and ultimately generate value for our shareholders is dependent on our ability to maximize capital raising opportunities.

Potential Adverse Effects of Proposal No. 3

Each share of Common Stock that would be issuable to Yorkville would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance of Common Stock to Yorkville pursuant to the terms of the Note and the Warrant will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a dilutive effect on our existing shareholders, including the voting power and economic rights of existing shareholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our Common Stock issuable to Yorkville could adversely affect prevailing market prices of our Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 3 except to the extent of their ownership of shares of our Common Stock.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 3. For purposes of the approval of Proposal No. 3, abstentions will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by us with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to administer and oversee these processes.

However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on information provided to them and on the representations made by management, and on the report issued by the independent registered public accounting firm.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the audit plan, the results of their examinations, and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the issue of its independence from us and management. In addition, the Audit Committee has considered whether the provision of any non-audit services by the independent registered public accounting firm in the year ended December 31, 2023 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Form 10-K/A filed on July 8, 2024 and Form 10-K/A filed on August 15, 2024.

Respectfully,

Farooq M. Arjomand, Chairman
Sehan Kim Andy Nasim

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following information is related to all plan and non-plan compensation awarded to, earned by, or paid by us for the years ended December 31, 2023 and December 31, 2022 for all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2023, and our two most compensated executive officers, other than the principal executive officer, serving at December 31, 2023 whose total compensation exceeded $100,000 (the “NEO”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Jay Kim, Chief Executive Officer	2023	150,000	—	—	—	—	—	—	150,000
Stephan Kim, Chief Financial Officer	2023	144,000	—	—	—	—	—	—	144,000
Jay Kim, Chief Executive Officer	2022	144,000	200,000	—	—	—	—	—	344,000
Stephan Kim, Chief Financial Officer	2022	83,000	—	56,000	—	—	—	—	139,000

Narrative to Summary Compensation Table

Employment Agreements

Effective July 27, 2022, we executed an employment agreement with Stephan Kim for Mr. Kim to serve as our full time Chief Financial Officer, effective immediately. Mr. Kim shall receive a monthly payment of $12,000 ($144,000 annually) as compensation for his services, and we granted $56,000 worth of restricted stock units (RSUs), which vested 3 months after employment and can be sold after one year. The employment agreement is an at-will agreement and is terminable by either party at any time.

Except as set forth above we do not currently have employment agreements with any of our NEOs.

Performance-Based Bonus

To incentivize management to drive strong operating performance and reward achievement of our company’s business goals, our executive compensation program includes performance-based bonuses for NEOs. Our Compensation Committee has established annual target performance-based bonuses for each NEO during the first quarter of the fiscal year.

Outstanding Equity Awards at the Year End

As of December 31, 2023, there were no outstanding equity awards for each of the NEOs.

Payments Upon Termination or Change in Control

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control.

Retirement Plans

We do not maintain any deferred compensation, retirement, pension or profit-sharing plans.

Employee Benefits

All of our full-time employees are eligible to participate in health and welfare plans maintained by us, including:

•        medical, dental and vision benefits; and

•        basic life and accidental death & dismemberment insurance.

Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our NEOs.

Nonqualified Deferred Compensation

Our NEOs did not earn any nonqualified deferred compensation benefits from us during the years 2022 and 2023.

Director Compensation

Our non-employee directors did not receive any compensation for serving as a member of our Board of Directors during the years ended December 31, 2023 and December 31, 2022.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of initial fixed $100 Investment Based on Total Shareholder Return(5)	Net (Loss) Income(6) (in thousands)
	($)	($)	($)	($)	($)	($)
2023	150,000	150,000	144,000	144,000	(88.13)	(3,600)
2022	344,000	344,000	139,000	183,800	(82.91)	(3,555)

____________

(1)      Represent the amounts of total compensation reported for our Principal Executive Officer (“PEO”), Jay Kim, during each corresponding year in the “Total” column of the Summary Compensation Table above.

(2)      Represents the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, with no adjustments because no equity compensation was paid to our PEO.

(3)      Represents the average of the amounts reported for our NEOs as a group (excluding our PEO) (“non-PEO NEOs”) in each applicable year in the “Total” column of the Summary Compensation Table above. In the fiscal year ending December 31, 2023 and 2022, the only non-PEO NEO was Stephan Kim.

(4)      Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. To calculate the average compensation actually paid, as determined in accordance with SEC rules, to the Non-PEO NEOs in 2022, the average of the Summary Compensation Table total for the Non-PEO NEOs is adjusted to reflect the changes in the value of equity awards, described in the following: (1) $56,000 was deducted from the total, representing the amount reported in the Stock Awards column of the Summary Compensation Table; and (2) $100,800 was added representing the fair value of the equity awards granted in 2022 that vested in 2022.

(5)      Total Share Return (TSR) is calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period and is determined based on the value of an initial fixed investment of $100 in our Common Stock at the beginning of the measurement period. No dividends were paid in 2023 or 2022. The calculation of TSR included in this column is based on a measurement period beginning on August 12, 2022, the day our Common Stock began trading on Nasdaq.

(6)      The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

Narrative Disclosure to Pay Versus Performance Table

Our Compensation Committee believes the PEO’s base salary reflects the value of the executive position and attributes the PEO brings to the company, including tenure, experience, skill level and performance. No specific weights have been assigned to those factors. The Compensation Committee periodically reviews the salaries of the PEO and NEOs and adjusts them as needed to maintain market positioning and consistency with other similarly situated executive officers and their evolving responsibilities.

Bonus payments when made have not been tied to any financial performance measure and have been and are planned to continue to be discretionary based on the evaluation of each individual’s performance, change in responsibilities, their potential to contribute to the success of the company, and the performance of the company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the following paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at this Annual Meeting, because the Annual Meeting is being held more than 30 days before the anniversary date of the 2023 annual meeting of stockholders, we filed a Current Report on Form 8-K on September 13, 2024 providing that stockholder proposals must have been submitted no later than the close of business on September 20, 2024 (seven days after the filing of the Current Report on Form 8-K).

To be considered for such presentation at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), any such stockholder proposal must be received by the Secretary, Reborn Coffee, Inc., Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821 not less than ninety (90) days nor more than one hundred twenty (120) days before the first anniversary of the date on which the corporation held its annual meeting in the immediately preceding year, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act, provided that if the 2025 Annual Meeting is scheduled to be held on a date more than thirty (30) days before or more than seventy (70) days after the anniversary date of this Annual Meeting of stockholders, a stockholder’s proposal shall be timely if delivered to, or mailed to and received by, the Secretary of our company not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by us, and in any case discretionary authority may be used if such proposal is untimely submitted.

In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than August 25, 2025.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2023, the Reporting Persons met all applicable Section 16(a) filing requirements.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended by Form 10-K/A filed on July 8, 2024 and Form 10-K/A filed on August 15, 2024, each as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K (as amended) should be directed to Reborn Coffee, Inc., 580 N. Berry Street, Brea, CA 92821, Attn: Chief Financial Officer.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

SCAN TO VIEW MATERIALS & VOTE REBORN COFFEE, INC. 580 N. BERRY STREET BREA, CA 92821 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V56782-P18615 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the Company’s Annual Report on Form 10-K (as amended) are available at www.proxyvote.com. V56783-P18615 REBORN COFFEE, INC. The Board of Directors recommends you vote FOR the following: 1. To elect all six (6) directors each to hold office until the 2025 annual meeting of stockholders or until their respective successors have been duly elected or appointed and qualify. Nominees: 01) Farooq M. Arjomand 02) Jay Kim 03) Dennis R. Egidi 04) Sehan Kim 05) Andy Nasim 06) Jennifer Tan The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the appointment of BCRG Group as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. To approve the issuance of shares of our Common Stock to YA II PN, LTD., pursuant to the Convertible Promissory Note and related warrant issued on May 20, 2024, in excess of the Exchange Cap (as defined in the Note) in accordance with Nasdaq Listing Rule 5635. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the Company’s Annual Report on Form 10-K (as amended) are available at www.proxyvote.com. V56783-P18615 REBORN COFFEE, INC. ANNUAL MEETING OF STOCKHOLDERS OCTOBER 24, 2024 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jay Kim and Stephan Kim, as proxies, with the power to appoint their substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REBORN COFFEE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on October 24, 2024, at the offices of Pryor Cashman LLP, located at 7 Times Square, New York, New York 10036, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side